                                                                     EXHIBIT 1.1





                        GENERAL GROWTH PROPERTIES, INC.

                               DEPOSITARY SHARES
                      EACH REPRESENTING 1/40 OF A SHARE OF

           7.25% PREFERRED INCOME EQUITY REDEEMABLE STOCK, SERIES A
                           (PAR VALUE $100 PER SHARE)
                       (LIQUIDATION PREFERENCE EQUIVALENT
                        TO $25.00 PER DEPOSITARY SHARE)


                               ------------------

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                    June 4, 1998

Lehman Brothers Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
PaineWebber Incorporated
Prudential Securities Incorporated
SBC Warburg Dillon Read Inc.

As Representatives of the several
 Underwriters named in Schedule I,
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Ladies and Gentlemen:

     General Growth Properties, Inc., a Delaware corporation (the "Company") and the general partner of GGP Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), proposes to issue and sell up to an aggregate of 345,000 shares of its 7.25% Preferred Income Equity Redeemable Stock, Series A, par value $100 per share ("PIERS"), more fully identified in Schedule II hereto. The PIERS will, when issued, be deposited by the Company against delivery of depositary receipts (the "Receipts") to be issued by Norwest Bank Minnesota, N.A., as depositary (the "Depositary"), under a deposit agreement (the "Deposit Agreement") to be dated as of June 10, 1998 among the Company, the Depositary and the holders from time to time of the Receipts. The Receipts will evidence depositary shares (each, a "Depositary Share"), and each Depositary Share will represent 1/40 of a PIERS. The PIERS, together with the Depositary Shares, are herein collectively called "Shares". Subject to the terms and conditions stated herein, the Company hereby agrees to sell to the firms named in Schedule I hereto (the "Underwriters"), and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Depositary Shares specified in
Schedule I hereto (the "Firm Shares"). At the election of the Underwriters, the Underwriters may purchase up to an additional number of Depositary Shares as set forth in Schedule II hereto, as provided in Section 2 hereof (the "Optional Shares"), each representing an interest in a PIERS as aforesaid. In the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares pursuant to Section 2 hereof, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agree, severally and not jointly, to purchase from the Company at the purchase price to the Underwriters set forth in Schedule II hereto that portion of the number of Optional Shares as set forth in Section 2 hereof, as to which such election shall have been exercised. If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives" shall each be deemed to refer to such firm or firms.

     The PIERS will be convertible at the option of the holders thereof into shares of Common Stock, par value $.10 per share ("Common Stock"), of the Company. The shares of Common Stock issuable upon conversion or redemption of the PIERS are herein called the "Common Shares".

     This is to confirm the agreement concerning the purchase of the Shares from the Company by the Underwriters named in Schedule II hereto.

     1. The Company and the Operating Partnership, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

          (a) A registration statement on Form S-3 (File No. 333-37247) in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to such registration statement, but including all documents incorporated by reference in the prospectus included therein, to the Representatives for each of the other Underwriters have been declared effective by the Commission in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than documents incorporated by reference in such prospectus and prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) under the Act, is hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the "Registration Statement"; the prospectus relating to the Shares, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, is hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to
     Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 4(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

          (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use in the Prospectus as amended or supplemented;

          (c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement or a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use in the Prospectus as amended or supplemented;

          (d) Neither the Company nor any of its subsidiaries ("subsidiaries", as used in this Agreement, shall include the Operating Partnership and each other partnership which is together wholly-owned by the Company and the Operating Partnership (each, a "Property Partnership")), has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus as amended or supplemented, there has not been any change in the capital stock (other than issuances pursuant to stock option plans) of the Company or the short-term or long-term debt of the Company (other than reductions in short-term or long-term debt pursuant to scheduled reductions in the applicable debt instruments and other than an increase in short-term and long-term debt of the Company of approximately $304 million since March 31, 1998 (representing indebtedness assumed or incurred in connection with property acquisitions by the Company and indebtedness incurred for working capital purposes)) or the capital stock or equity capital of any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity (or, with respect to partnership subsidiaries, partnership capital) or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

          (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each material subsidiary of the Company has been duly organized and is validly existing as a partnership or corporation, as the case may be, in good standing (to the extent applicable) under the laws of its jurisdiction of organization and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction:

          (f) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. Except as disclosed in the Prospectus, no shares of the Company's Common Stock are reserved for any purpose and except for the equity interests in the Operating Partnership ("Units") and for shares of capital stock of GGP/Homart, Inc., there are no outstanding securities convertible into or exchangeable for any shares of Common Stock of the Company, and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of Common Stock or any other securities of the Company (except, in the case of options, any options granted on or after the date on which the Company filed its definitive proxy statement on Schedule 14A).;

          (g) The PIERS have been duly and validly authorized and, when the Shares are issued and delivered pursuant to this Agreement, such PIERS will be validly issued, fully paid and non-assessable; no holder thereof will be subject to personal liability by reason of being such a holder; such PIERS will not be subject to the preemptive rights or other similar rights of any stockholder of the Company; and all corporate action required to be taken for the authorization, issue and sale of the Shares has been validly and sufficiently taken; and upon deposit by the Company of the PIERS with the Depositary pursuant to the Deposit Agreement and the due execution by the Depositary of the Deposit Agreement and the Receipts evidencing the Depositary Shares in accordance with the Deposit Agreement, such Depositary Shares shall represent legal and valid interests in the PIERS; the Shares will conform to the description thereof contained in the Prospectus as amended or supplemented; the PIERS are convertible into Common Stock in accordance with their terms and the terms of the Certificate of Designations relating to the PIERS (the "Certificate of Designations"); the Common Shares have been duly and validly authorized and reserved for issuance upon such conversion and, if and when issued upon such conversion in accordance with the Certificate of Designations, will be duly authorized, validly issued and fully paid, non-assessable and free of any preemptive or other similar rights and will conform as to legal matters to the description of the Common Stock contained in the Prospectus;

          (h) The issue and sale of the Shares by the Company, the issuance of the Common Shares upon conversion of the PIERS, the compliance by the Company with all of the provisions of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the property or assets of the Company or any subsidiary is subject, except for a conflict, breach, violation, or default which would not have a material adverse effect on (i) the Company's ability to perform its obligations hereunder or (ii) the Company and its subsidiaries taken as a whole, nor will such action result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or the constituent documents of any subsidiary or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares, the issuance of Common Shares upon conversion of the PIERS or the consummation by the Company of the transactions contemplated by this Agreement, except (i) such as have been, or will have been prior to each Time of Delivery (as defined in Section 3 hereof), obtained under the Act, (ii) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, (iii) the registration of the Depositary Shares under the Exchange Act, (iv) the listing of the Depositary Shares and the Common Shares on the New York Stock Exchange (the "NYSE") and (v) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

          (i) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which might reasonably be expected to individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (j) Neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or certificate of limited partnership, as the case may be, or bylaws or partnership agreement, as the case may be, or in breach of or default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument or under any applicable law, rule, order, administrative regulation or administrative or court decree to which it is a party or by which it or any of its properties may be bound, which breaches or defaults do not, in the aggregate, have a material adverse effect;

          (k) The statements set forth in the Prospectus (i) under the captions "Capital Stock", "Description of Common Stock", "Description of Preferred Stock", Description of Depositary Shares" and "Description of PIERS", insofar as they purport to constitute a summary of the terms of the securities of the Company and the provisions of the laws and documents referred to therein, and (ii) under the caption "Certain Federal Income Tax Considerations", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete;

          (l) Neither the Company, nor any of its subsidiaries, is, or will be, after giving effect to the issue and sale of the Shares by the Company, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act");

          (m) Coopers & Lybrand L.L.P., who have certified certain financial statements of the Company and its subsidiaries or affiliates, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

          (n) The Company and its subsidiaries have good and marketable title in fee simple to, or good and marketable leasehold estates in, all real property described in the Prospectus as being owned by them, and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property, and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid and subsisting leases, in each case except as set forth or contemplated in the Prospectus;

          (o) The partnership agreement or shareholder agreement of each subsidiary of the Company has been duly authorized, executed and delivered by each party thereto and is valid, legally binding and enforceable in accordance with its terms; all of the partnership interests in each partnership subsidiary of the Company have been duly and validly authorized and issued and (except as described in the Prospectus and for a 50.0% interest in Dayjay Associates) are owned directly or indirectly by the Company or the Operating Partnership free and clear of all liens, encumbrances, equities and claims; all of the stock of each corporate subsidiary of the Company has been duly and validly authorized and issued and (except as described in the Prospectus) is owned directly by the Company free and clear of all liens, encumbrances, equities and claims;

          (p) Application will be made to list the Depositary Shares and the Common Shares on the NYSE;

          (q) This Agreement has been duly and validly authorized, executed and delivered by each of the Company and the Operating Partnership and is a valid and legally binding agreement of each of the Company and the Operating Partnership in accordance with its terms; and the Deposit Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and legally binding agreement of the Company in accordance with its terms;

          (r) The financial statements (including the related notes and supporting schedules) filed as part of, or incorporated by reference in, the Registration Statement and the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. Pro forma financial information included in or incorporated by reference in the Registration Statement and the Prospectus has been prepared in accordance with applicable requirements of the Securities Act, the Rules and Regulations and AICPA guidelines with respect to pro forma financial information and includes all adjustments necessary to present fairly the pro forma financial position of the Company at the respective dates indicated and the results of operations for the respective periods specified;

          (s) Each of the Company and the Operating Partnership and their subsidiaries, and each property carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of such property and as is customary for companies engaged in similar businesses in similar industries;

          (t) At all times commencing with the Company's taxable year ending December 31, 1994, the Company and the Operating Partnership have been and upon the sale of the Shares will continue to be, organized and operated in conformity with the requirements for qualification of the Company as a real estate investment trust under the Code and the proposed method of operation of the Company and the Operating Partnership will enable the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code;

     2. Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

          The Company hereby grants to the Underwriters the right (an "Overallotment Option") to purchase at their election up to the number of Optional Shares set forth in Schedule II hereto on the terms referred to herein for the sole purpose of covering over-allotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from the Representatives to the Company given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

          The number of Optional Shares to be added to the number of Firm Shares to be purchased by each Underwriter as set forth in Schedule I hereto shall be, in each case, the number of Optional Shares which the Company has been advised by the Representatives have been attributed to such Underwriter; provided that, if the Company has not been so advised, the number of Optional Shares to be so added shall be, in each case, that proportion of Optional Shares which the number of Firm Shares to be purchased by such Underwriter under this Agreement bears to the aggregate number of Firm Shares (rounded as the Representatives may determine to the nearest 100 shares). The total number of Shares to be purchased by all the Underwriters pursuant to this Agreement shall be the aggregate number of Firm Shares set forth in Schedule I to this Agreement plus the aggregate number of Optional Shares which the Underwriters elect to purchase.

     3. Depositary receipts in definitive form for the Firm Shares and the Optional Shares to be purchased by each Underwriter pursuant to this Agreement, in the form specified in Schedule II hereto and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such

Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by certified or official bank check or checks or by transfer to an account designated by the Company, payable to the order of the Company in funds specified in Schedule II, (i) with respect to the Firm Shares, all in the manner and at the place and time and date specified in Schedule II or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the "First Time of Delivery" and (ii) with respect to the Optional Shares, if any, in the manner and at the time and date specified by the Representatives in the written notice given by the Representatives of the Underwriters' election to purchase such Optional Shares, or at such other time and date as the Representatives and the Company may agree upon in writing, such time and date, if not the First Time of Delivery, herein called the "Second Time of Delivery". Each such time and date for delivery is herein called a "Time of Delivery". Receipts will be made available for checking and packaging at least twenty-four hours prior to each Time of Delivery at the office of the Depositary, located in New York City.

     4.   The Company agrees with each of the Underwriters:

     (a) To prepare the Prospectus as amended and supplemented in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of this Agreement and prior to any Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after any Time of Delivery for such Shares and furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares, of the suspension of the qualification of such Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

     (b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

     (c) To furnish the Underwriters with copies of the Prospectus as amended or supplemented in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the date hereof, upon the request of the Representatives but at the expense of such Underwriter, as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

     (d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule
158);

     (e) To use its best efforts to list, subject to notice of issuance, the Depositary Shares and the Common Shares on the NYSE;

     (f) For a period of 90 days from the date of the Prospectus, the Company will not, directly or indirectly, offer for sale, contract to sell, sell or otherwise dispose of any Common Stock or securities convertible, exercisable or exchangeable for Common Stock in an underwritten offering to the public (other than the Shares and any Units or Common Stock that have been or may be issued in connection with any acquisition of a property or business and any Common Stock offered on behalf of selling security-holders pursuant to existing registration rights agreements or similar contractual arrangements), or sell or grant options, rights or warrants with respect to any Common Stock (except pursuant to customary compensation arrangements and employee benefit plans or as permitted by the preceding parenthetical), without the prior written consent of Lehman Brothers Inc.; and

     (g) Except as stated in this Agreement and in the Prospectus, neither the Company nor the Operating Partnership has taken, nor will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares or the Common Stock to facilitate the sale or resale of the Shares.

     5. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Certificate of Designations, the Deposit Agreement, any Blue Sky Memorandum, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares and the Common Shares for offering and sale under state securities laws as provided in Section 4(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey(s); (iv) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required reviews by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares and the Common Shares; (v) the cost of preparing certificates for the Shares and Receipts; (vi) the cost and charges of the Depositary and any transfer agent or registrar or conversion agent or dividend disbursing agent; (vii) listing fees of the NYSE; (viii) fees payable to credit rating agencies; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 7 and 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

     6. The obligations of the Underwriters shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company and the Operating Partnership in this Agreement are, at and as of each Time of Delivery, true and correct, the condition that the Company and the Operating Partnership shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

     (a) The Prospectus as amended or supplemented shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction;

     (b) The resolutions contained in the Certificate of Designations shall have been duly adopted by the board of directors of the Company and the Certificate of Designations shall have been duly filed with the Secretary of State of the State of Delaware in compliance with the applicable provisions of the Delaware General Corporation Law; and the Deposit Agreement shall have been executed and delivered by the respective parties thereto;

     (c) The Underwriters shall have received from Simpson Thacher & Bartlett, counsel for the Underwriters, such opinion or opinions, dated such Time of Delivery, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters;

     (d) Sullivan & Cromwell, special counsel for the Company, shall have furnished to the Representatives their written opinion or opinions, dated each Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the General Corporation Law of the State of Delaware;

          (ii) The authorized capital stock of the Company is as follows: (x) 210,000,000 shares of Common Stock, par value $.10 per share; and (y) 5,000,000 shares of Preferred Stock, par value $100 per share;

          (iii) The PIERS have been duly authorized and, upon payment and delivery for the Depositary Shares as provided in this Agreement will be, validly issued and fully paid and non-assessable;

          (iv) The PIERS are convertible into and redeemable for Common Shares in accordance with the Company's certificate of incorporation, and the Common Shares initially issuable upon conversion or redemption of the PIERS have been duly authorized and reserved for issuance upon such conversion or redemption and, when issued upon such conversion or redemption, will be validly issued, fully paid and non-assessable;

          (v) The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, provided that, such
                                                         -------------
     counsel need not express an opinion as to Section 5.3 or Section 5.6 of the Deposit Agreement;

          (vi) The persons in whose names the Depositary Receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement;

          (vii) This Agreement has been duly authorized, executed and delivered by the Company;

          (viii) The issuance of the PIERS and the sale of the Shares to you pursuant to this Agreement and the Deposit Agreement, and the issuance of the Common Shares upon conversion of the PIERS, will not, (i) violate the certificate of incorporation or by-laws of the Company, in each case as in effect as of the date hereof, or (ii) violate any existing Federal law of the United States or existing law of the State of New York or the existing General Corporation Law of the State of Delaware; provided that such counsel need not express any opinion with respect to Federal or state securities laws;

          (ix) The Company is not an "investment company" as that term is defined in the Investment Company Act of 1940; and

          (x) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Federal laws of the United States and the laws of the State of New York for the issuance, sale and delivery of the Shares by the Company to you have been obtained or made.

     In addition, you shall have received from Sullivan & Cromwell a letter stating that as special counsel to the Company, they reviewed the Registration Statement, the prospectus contained therein (the "Basic Prospectus") and the prospectus supplement, dated June 4, 1998 (the "Prospectus Supplement"), participated in discussions with your representatives and those of the Company and its accountants, and advised the Company as to the requirements of the Act and the applicable rules and regulations thereunder; on the basis of the information that such counsel gained in the course of the performance of such services, considered in the light of their understanding of the applicable law (including the requirements of Form S-3 and the character of the prospectus contemplated thereby) and the experience they have gained through their practice under the Act, they confirm to you that, in their opinion, the Registration Statement and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement and as of the date of such letter, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Shares, to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; nothing that came to such counsel's attention in the course of such review has caused such counsel to believe, insofar as relevant to the offering of the Shares, that the Registration Statement, as of the date of the Prospectus Supplement and as of the date of such letter, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that, insofar as relevant to the offering of the Shares, the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement and as of the date of such letter, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel may state that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus or the Prospectus Supplement except for those made under the captions "Description of Capital Stock," "Description of Common Stock," "Description of Preferred Stock," "Description of Depositary Shares" and "Plan of Distribution" in the Basic Prospectus, as supplemented by the statements made under the captions "Description of PIERS," "Description of Depositary Shares" and "Underwriting" in the Prospectus as amended or supplemented, respectively, insofar as they relate to provisions of documents therein described; and that such counsel do not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement, the Basic Prospectus or the Prospectus Supplement.

     (e) Neal, Gerber & Eisenberg, counsel for the Company, shall have furnished to the Representatives its written opinion or opinions, dated each Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:

          (i) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of its failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates;

          (ii) Each subsidiary of the Company has been duly organized and is validly existing as a partnership, limited liability company or corporation, as the case may be, in good standing (to the extent applicable) under the laws of its jurisdiction of incorporation or organization; the partnership agreement or shareholder agreement of each subsidiary of the Company has been duly authorized, executed and delivered by each party thereto and is valid, legally binding and enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and the effect of general principles of equity; all of the partnership interests in each partnership subsidiary of the Company have been duly and validly authorized and issued and (except as described in the Prospectus) are owned directly or indirectly by the Company or the Operating Partnership, free and clear of all liens, encumbrances, equities and claims (except with respect to the pledge of the Pledged Partnership Interests); all of the membership interests in each limited liability company subsidiary of the Company have been duly and validly authorized and issued and (except as described in the Prospectus) are owned directly or indirectly by the Company or the Operating Partnership, free and clear of all liens, encumbrances, equities and claims; all of the stock of each corporate subsidiary of the Company has been duly and validly authorized and issued and (except as described in the Prospectus) is owned directly or indirectly by the Company or the Operating Partnership, free and clear of all liens, encumbrances, equities and claims (Such counsel being entitled to rely in respect of the opinion in this clause (iii) upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe both you and they are justified in relying upon such opinions and certificates);

          (iii) All of the issued shares of capital stock of the Company (provided that no opinion is being delivered hereunder for Shares being delivered at each Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable;

          (iv) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (v) The issue and sale of the Shares being delivered at such Time of Delivery, the issuance of the Common Shares upon conversion of the PIERS and the compliance by the Company and the Operating Partnership with all of the provisions of this Agreement and the Deposit Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or the Operating Partnership is a party or by which the Company or the Operating Partnership is bound or to which any of the property or assets of the Company, the Operating Partnership or any Property Partnership is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or the certificate of limited partnership or partnership agreement of the Operating Partnership or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or the Operating Partnership or any of their properties;

          (vi) The PIERS and the Common Shares issuable upon conversion of the PIERS are free of any preemptive or other similar rights created by the Certificate of Designations and the Company's Second Amended and Restated Certificate of Incorporation, as amended, and, to our knowledge, are free of any preemptive or other similar rights created pursuant to any agreement entered into by the Company;

          (vii) Neither the Company nor, to our knowledge, any of its subsidiaries, is in violation of its certificate of incorporation, certificate of limited partnership or operating agreement, as the case may be, or bylaws or partnership agreement, as the case may be, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to us to which it is a party or by which it or any of its properties may be bound;

          (viii) The partnership agreement of the Operating Partnership has been duly authorized, executed and delivered by the Company and is the valid and legally binding obligation of, and is enforceable against, the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and the effect of general principles of equity; and the partnership agreement of each Property Partnership has been duly authorized, executed and delivered by the Company in its corporate capacity or by the Company or a subsidiary of the Company in its capacity as general partner of the Operating Partnership or the Property Partnerships;

          (ix) Each partnership in which the Company owns an interest in excess of 10 percent is properly treated (x) as a partnership for federal income tax purposes and (y) not as a "publicly traded partnership" as defined in the Code;

          (x) The statements set forth in the Prospectus under the caption "Certain Federal Income Tax Considerations" insofar as they purport to describe the provisions of the laws, legal conclusions with respect thereto and documents referred to therein, are accurate and complete in all material respects; and

          (xi) In the opinion of such counsel, commencing with the Company's taxable year ending December 31, 1993, the Company has been organized in conformity with the requirements for qualification as a REIT, and its historic and proposed methods of operation have enabled and will enable it to meet the requirements for qualification and taxation as a REIT under the Code and the right, in certain circumstances, of holders of interests in the Operating Partnership to exchange those interests for shares of Common Stock has not caused and will not cause the Company to fail the diversity test of Section 856(a)(6) of the Code.

     (f) On the date of this Agreement and at each Time of Delivery, Coopers & Lybrand L.L.P., who have certified certain financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, shall have furnished to the Representatives a letter, dated the date of this Agreement, and a letter dated such Time of Delivery, to the effect set forth in Annex I hereto and as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives;

     (g) On the date of this Agreement, (i) KPMG Peat Marwick, L.L.P., who have certified certain of the combined statements of revenues and certain expenses of certain retail properties of MEPC American Holdings Inc., U.K.-American Properties, Inc. and Caledonian Holdings Company, Inc. (collectively, the "MEPC American Group"), included in the Registration Statement, and (ii) Deloitte & Touche, L.L.P., who have certified certain of the combined statements of revenues and certain expenses of Landmark Mall, Mayfair Complex,

The Meadows, Northgate Mall, Oglethorpe Mall and Park City Center (collectively, the "Malls"), included in the Registration Statement, shall in each case have furnished to the Representatives a letter, dated the date of this Agreement, to the effect set forth in Annex II hereto and as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives;

     (h) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended prior to the date of this Agreement relating to the Shares any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended prior to the date of this Agreement, and (ii) since the respective dates as of which information is given in the Prospectus as amended prior to the date of this Agreement there shall not have been any change in the capital stock (other than issuances pursuant to stock option plans) or long-term or short-term debt of the Company or any of its subsidiaries (other than reductions in short-term or long-term debt pursuant to scheduled reductions in the applicable debt instrument and other than an increase in short-term and long-term debt of the Company of approximately $304 million since March 31, 1998 (representing indebtedness assumed or incurred in connection with property acquisitions by the Company and indebtedness incurred for working capital purposes)) or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus as amended prior to the date of this Agreement, the effect of which, in any such case described in Clauses (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus as first amended or supplemented;

     (i) On or after the date of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock;

     (j) On or after the date of this Agreement there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company's securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; and (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in the judgment of the Representatives made it impracticable or inadvisable to proceed with the public offering or the delivery of the Firm Shares or Optional Shares or both on the terms and in the manner contemplated in the Prospectus as first amended or supplemented;

     (k) The Depositary Shares at each Time of Delivery shall have been duly listed, subject to notice of issuance, on the NYSE; and

     (l) The Company shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as Representatives may reasonably request.

     7. (a) The Company and the Operating Partnership jointly and severally, shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage, or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto (with respect to the Prospectus, in light of the circumstances under which they were made), (ii) the omission or alleged omission to state in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading (with respect to the Prospectus, in light of the circumstances under which they were made), or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that neither the Company nor the Operating Partnership shall be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor the Operating Partnership shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Underwriters by or on behalf of any Underwriter specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Company and the

Operating Partnership may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

     (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless each of the Company and the Operating Partnership, its officers and employees, each of its directors, and each person, if any, who controls the Company or the Operating Partnership within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which each of the Company or the Operating Partnership or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Underwriters by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company or the Operating Partnership and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or the Operating Partnership or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company, the Operating Partnership or any such director, officer, employee or controlling person.

     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ its own counsel, with such counsel, in the case of the Underwriters, to represent jointly the Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or the Operating Partnership under this Section 7 if, in the reasonable judgment of the Underwriters, it is advisable for the Underwriters and those officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company and the Operating Partnership. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other with respect to the statements or omission which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company or the Operating Partnership, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Shares under this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint.

     (e) The Underwriters severally confirm and the Company and the Operating Partnership each acknowledge that the statements with respect to the public offering of the Shares by the Underwriters set forth on the cover page of, the legend concerning stabilization on the inside cover of, and the concession and reallowance information and, pursuant to Item 508 of Regulation S-K of the Act, the seventh, eighth and ninth paragraphs appearing in the section captioned "Underwriting" in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

     8. (a) If any Underwriter shall default in its obligation to purchase the Firm Shares or Optional Shares which it has agreed to purchase under this Agreement, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Firm Shares or Optional Shares, as the case may be, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company shall have the right to postpone a Time of Delivery for such Shares for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement.

     (b) If, after giving effect to any arrangements for the purchase of the Firm Shares or Optional Shares, as the case may be, of a defaulting Underwriter or Underwriters by the

Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of the Firm Shares or Optional Shares, as the case may be, to be purchased at the respective Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Firm Shares or Optional Shares, as the case may be, which such Underwriter agreed to purchase under this Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Firm Shares or Optional Shares, as the case may be, which such Underwriter agreed to purchase under this Agreement) of the Firm Shares or Optional Shares, as the case may be, of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Firm Shares or Optional Shares, as the case may be, of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection
(a) above, the aggregate number of Firm Shares or Optional Shares, as the case may be, which remains unpurchased exceeds one-eleventh of the aggregate number of the Firm Shares or Optional Shares, as the case may be, to be purchased at the respective Time of Delivery, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Firm Shares or Optional Shares, as the case may be, of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     9. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Operating Partnership and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or the Operating Partnership, or any officer or director or controlling person of the Company or the Operating Partnership, and shall survive delivery of and payment for the Shares.

     10. If this Agreement shall be terminated pursuant to Section 8 hereof, or if any Shares are not delivered by the Company as provided herein because the condition set forth in Section 6(j) hereof has not been met, the Company shall not then be under any liability to any Underwriter except as provided in Sections 5 and 7 hereof; but, if for any other reason, Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Shares, but neither the Company nor the Operating Partnership shall then be under any further liability to any Underwriter with respect to such Shares except as provided in Sections 5 and 7 hereof.

     11. In all dealings hereunder, the Representatives of the Underwriters of Shares shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act any rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in Schedule II hereto.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in
Schedule II hereto; and if to the Company or the Operating Partnership shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 7(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     12. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Operating Partnership and, to the extent provided in Sections 7 and 9 hereof, the officers and directors of the Company and the Operating Partnership and each person who controls the Company, the Operating Partnership or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     13. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     14. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     15. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us (one for the Company and one for each of the Representatives plus one for each counsel) counterparts hereof.

                                           Very truly yours,

                                           GENERAL GROWTH PROPERTIES, INC.

                                           By:  ____________________________
                                                Name:
                                                Title:

                                           GGP LIMITED PARTNERSHIP

                                           By:  GENERAL GROWTH PROPERTIES, INC.

                                             By:  _________________________
                                                  Name:
                                                  Title:

Accepted as of the date hereof:

Lehman Brothers Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
PaineWebber Incorporated
Prudential Securities Incorporated
SBC Warburg Dillon Read Inc.

For themselves and as Representatives
of the several Underwriters named
in Schedule I hereto

  By:     Lehman Brothers Inc.


  By:     ___________________________________
          Authorized Representative

                                   SCHEDULE I


                                                                NUMBER OF
                                                               FIRM SHARES
                                                             TO BE PURCHASED
                                                             ----------------

                                  UNDERWRITERS
                                  ------------

Lehman Brothers Inc..........................................   3,693,750
Goldman, Sachs & Co..........................................   1,593,750
Morgan Stanley & Co. Incorporated............................   1,312,500
PaineWebber Incorporated.....................................   1,312,500
Prudential Securities Incorporated...........................   1,312,500
SBC Warburg Dillon Read Inc..................................     656,250
USB Securities LLC...........................................     656,250
BancAmerica Robertson Stephens...............................     112,500
A.G. Edwards & Sons, Inc.....................................     112,500
EVEREN Securities Inc........................................     112,500
Advest, Inc..................................................      75,000
Dain Rauscher Wessels........................................      75,000
Fahnestock & Co. Inc.........................................      75,000
Janney Montgomery Scott Inc..................................      75,000
Edward D. Jones & Co., L.P...................................      75,000
First of Michigan Corporation................................      75,000
Legg Mason Wood Walker, Incorporated.........................      75,000
McDonald & Company Securities, Inc...........................      75,000
Piper Jaffray Inc............................................      75,000
Raymond James & Associates, Inc..............................      75,000
Stifel, Nicolaus & Company Incorporated......................      75,000
The Robinson-Humphrey Company, LLC...........................      75,000
Sutro & Co. Incorporated.....................................      75,000
Tucker Anthony Incorporated..................................      75,000
Wheat First Securities, Inc..................................      75,000
                                                               ----------
   Total.....................................................  12,000,000
                                                               ==========

                                  SCHEDULE II

DESIGNATION OF PREFERRED STOCK:

  7.25% Preferred Income Equity Redeemable Stock, Series A ("PIERS")

LIQUIDATION PREFERENCE:

  $1,000 per PIERS (equivalent to $25 per Depositary Share)

FRACTIONAL VALUE OF DEPOSITARY SHARES:

  Each representing one-fortieth (1/40) of a PIERS

NUMBER OF DEPOSITARY SHARES:

  Number of Firm Shares: 12,000,000

  Maximum Number of Optional Shares: 1,800,000

INITIAL OFFERING PRICE TO PUBLIC:

  $25.00 per Depositary Share

PURCHASE PRICE BY UNDERWRITERS:

  $24.00 per Depositary Share

COMMISSION PAYABLE TO UNDERWRITERS:

  $1.00 per Depositary Share in immediately available funds

TIME OF PAYMENT OF DIVIDENDS:

  January 15, April 15, July 15 and October 15 of each year, commencing October 15, 1998

SINKING FUND PROVISIONS:

  None

REDEMPTION PROVISIONS:

  Except in certain circumstances, not redeemable at option of the Company prior to July 15, 2003. Thereafter, redeemable at option of the Company pursuant to, and in accordance with, the terms and conditions described in the Prospectus

  Subject to mandatory redemption on July 15, 2008, at a price of $1,000.00 per PIERS (equivalent to a price of $25.00 per Depositary Share)

REPAYMENT PROVISIONS:

  None

LISTING:

  New York Stock Exchange

FORM OF DEPOSITARY RECEIPTS:

  Temporary form, registered in the name of Cede & Co., as nominee of The Depository Trust Company

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

  Wire transfer of immediately available funds

TIME OF DELIVERY:

  10 a.m. (New York City time), June 10, 1998

CLOSING LOCATION:

  Sullivan & Cromwell, 125 Broad Street, New York, New York 10004

NAMES AND ADDRESSES OF REPRESENTATIVES:

  Lehman Brothers Inc.
  Goldman, Sachs & Co.
  Morgan Stanley & Co. Incorporated
  PaineWebber Incorporated
  Prudential Securities Incorporated
  SBC Warburg Dillon Read Inc.

  c/o Lehman Brothers Inc.
  Three World Financial Center
  New York, New York 10285

  Designated Representative: Lehman Brothers Inc.

  Address for Notices, etc.:  Three World Financial Center, New York, New York
                                10285,
                              Attention: Syndicate Department
                                 (Fax: 212-528-8822)

                                                                         ANNEX I

  Pursuant to Section 6(f) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

     (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

     (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the "Representatives") and are attached hereto;

     (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's quarterly reports on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which are attached hereto; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (iv)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

     (iv) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

          (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles:

          (B) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

          (C) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases or decreases in inventories or other items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (D) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (C) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

     (v) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

     All references in this Annex I to the Prospectus shall be deemed to refer to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) for purposes of each letter delivered.

                                                                        ANNEX II

  Pursuant to Section 6(g) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

     (i) They are independent certified public accountants with respect to the prior owner of the properties within the meaning of the Act and the applicable published rules and regulations thereunder;

     (ii) In their opinion, the combined statement of revenues and certain expenses audited by them and included in the registration statement complies as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted thereunder;

     (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's quarterly reports on Form 10-Q incorporated by reference into the Prospectus; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations.